Exhibit 99.01
Green Dot Reports Fourth Quarter 2025 Results
Company Sees Continued Momentum in Embedded Finance, Delivers First Year of Adjusted EBITDA Growth Since 2022
Provo, UT - March 16, 2026 - Green Dot Corporation (NYSE: GDOT), a financial technology and bank holding company that delivers seamless banking and payments solutions to consumers and businesses of all sizes, today reported its financial results for the quarter ended December 31, 2025.
“Green Dot delivered a strong fourth quarter and its first year of adjusted EBITDA growth since 2022, a testament to the hard work, focus and ingenuity of our teams,” said William Jacobs, Chief Executive Officer of Green Dot. “With a stronger platform, increasing demand and momentum in embedded finance, and continued operational improvements and efficiencies, the company is well-positioned for another solid year and the proposed next chapter with Smith Ventures and CommerceOne.”
Consolidated Results Summary

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(In thousands, except per share data and percentages)
GAAP financial results
Total operating revenues	$522,615	$455,024	15%	$2,080,491	$1,723,876	21%
Net (loss) income	$(46,823)	$5,103	*	$(98,866)	$(26,702)	270%
Diluted (loss) income per common share	$(0.84)	$0.09	*	$(1.79)	$(0.50)	258%

Non-GAAP financial results[1]
Non-GAAP total operating revenues[1]	$519,723	$451,717	15%	$2,068,704	$1,707,715	21%
Adjusted EBITDA[1]	$14,010	$43,841	(68)%	$173,565	$165,386	5%
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	2.7%	9.7%	(7.0)%	8.4%	9.7%	(1.3)%
Non-GAAP net (loss) income[1]	$(4,394)	$22,191	(120)%	$79,766	$74,005	8%
Non-GAAP diluted (loss) earnings per share[1]	$(0.08)	$0.40	(120)%	$1.41	$1.37	3%
* Change not meaningful
Cash at the holding company was approximately $60 million as of December 31, 2025.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the unaudited consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last eight calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2025				2024
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated *
Gross dollar volume	$40,526	$39,505	$38,545	$37,252	$35,282	$33,473	$32,130	$30,755
Number of active accounts	3.42	3.51	3.48	3.58	3.67	3.46	3.41	3.51
Purchase volume	$4,705	$4,736	$4,991	$5,113	$5,152	$4,887	$5,012	$5,274
B2B Services
Gross dollar volume	$36,923	$35,868	$34,620	$33,014	$31,222	$29,490	$28,116	$26,255
Number of active accounts	1.93	1.89	1.81	1.78	1.79	1.68	1.65	1.58
Purchase volume	$2,035	$2,006	$2,000	$1,986	$2,070	$1,983	$1,976	$1,935
Consumer Services
Gross dollar volume	$3,603	$3,637	$3,925	$4,238	$4,060	$3,983	$4,014	$4,500
Number of active accounts	1.49	1.62	1.67	1.80	1.88	1.78	1.76	1.93
Direct deposit active accounts	0.39	0.40	0.41	0.41	0.43	0.44	0.45	0.46
Purchase volume	$2,670	$2,730	$2,991	$3,127	$3,082	$2,904	$3,036	$3,339
Money Movement
Number of cash transfers	7.39	7.43	7.52	7.51	8.14	8.22	8.15	7.77
Number of tax refunds processed	0.11	0.20	3.73	7.98	0.15	0.19	4.20	9.28
* Represents the sum of Green Dot's Consumer Services and B2B (as defined herein) Services segments.

"It was a strong finish to 2025, with continued growth in our embedded finance platform as we continued taking action and making investments to position the company for future growth," said Jess Unruh, Chief Financial Officer of Green Dot. "Our tax processing and embedded finance businesses are market leaders, and we are taking decisive action to ensure our Consumer and Employer services businesses thrive as we make progress toward completion of our proposed transactions with CommerceOne and Smith Ventures.”
Proposed Transactions with CommerceOne Financial Corporation and Smith Ventures, LLC
On November 24, 2025, Green Dot announced that it entered into agreements to be acquired by affiliates of Smith Ventures LLC (“Smith Ventures”) and CommerceOne Financial Corporation (“CommerceOne”). Upon closing of these proposed transactions, Smith Ventures will acquire and privatize Green Dot’s non-bank financial technology business assets and operations (the “FinTech business”), which will continue running as an independent and growth-focused fintech and embedded finance company. Additionally, upon closing of these proposed transactions, CommerceOne will acquire Green Dot Bank and its associated assets and operations, and the combined organization will serve as the FinTech business’s exclusive sponsor bank.

The closing of the transactions remains subject to the receipt of required shareholder and regulatory approvals and the satisfaction of other customary closing conditions. The parties received early termination of the waiting period under the Hart-Scott-Rodino Act and have filed regulatory applications to all applicable U.S. federal and state bank authorities.
As a result of Green Dot’s proposed transactions with CommerceOne and Smith Ventures, Green Dot will not be hosting an earnings conference call nor providing 2026 financial guidance in conjunction with this earnings release. For further detail and discussion of Green Dot’s financial performance, please refer to the additional materials made available in the Investor Relations section of Green Dot's website at http://ir.greendot.com/ and when available, Green Dot’s Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission.
Discussion of Segment Results
In 2025, Green Dot continued to invest in its technology platform, operating processes, and regulatory infrastructure, while also focusing on improving operating efficiency and balance sheet profitability. These investments over the last several years have supported its revenue growth and contributed to improved earnings generation within the FinTech business and Green Dot Bank. Green Dot also optimized the investment mix of assets on Green Dot Bank’s balance sheet, which had a meaningful impact on full-year results. Additionally, Green Dot launched new partnerships across its B2B Services, Money Movement Services and Consumer Services segments and continues to maintain a strong pipeline of prospective partners that present substantial growth opportunities. These partnerships generate fee-based transaction revenues and generate deposits that are invested in high-quality, interest-bearing assets. Green Dot believes there are more opportunities to continue improving its earnings profile and balance sheet as it enhances its investment mix and see continued growth in deposits from its embedded finance offerings, particularly in its B2B Services segment.
Green Dot believes its ongoing multi-year initiatives to enhance its operating and regulatory infrastructure, streamline its technology platform, and expand its partnerships and pipeline have resulted in greater efficiency and supported earnings stability throughout the organization, while also making Green Dot a more innovative, nimble platform and partner. These efforts have positively impacted both the FinTech business, which is pending acquisition and privatization by Smith Ventures, and Green Dot Bank, which is pending acquisition by CommerceOne, positioning both to be valuable and growth-enabled organizations for years to come.
B2B Services Segment
The B2B Services segment, which primarily consists of the Banking‑as‑a‑Service (“BaaS”) channel powered by ARC and the rapid! employer solutions channel, generated revenue growth during 2025. Growth was driven primarily by a significant BaaS partner, along with increased activity from other partners within the BaaS portfolio. Key operating metrics within the BaaS channel, including active accounts and purchase volume, increased as new and existing partners launched products and expanded customer engagement. BaaS‑related revenue and deposit growth contributed to earnings improvement within the FinTech business and supported deposit growth at Green Dot Bank. Green Dot believes its strong pipeline of launches and other opportunities will enable the BaaS channel to maintain its positive momentum and remain a source of strong revenue and deposit growth.
Within employer services (rapid!) channel, Green Dot continued to reposition the business during 2025, focusing on salesforce alignment, operating efficiencies, and Earned Wage Access (“EWA”) offerings. Purchase volumes increased for two consecutive quarters, contributing to higher profitability per active account during the fourth quarter and full year. A portion of cost savings was reinvested in EWA capabilities, sales support, and integrations with additional payroll platforms to pursue new market opportunities. We are optimistic about EWA’s potential given its expansive market demand and stronger profit margins.
Segment profit increased year over year, driven by higher demand and activity in the BaaS channel. BaaS margins declined slightly due to revenue mix, primarily from growth associated with a significant BaaS partner. Margins in the rapid! employer services business were flat compared to the prior year, reflecting cost‑reduction initiatives implemented during the second half of 2025.
Money Movement Services Segment
The Money Movement Services segment, which includes tax processing and money processing businesses, experienced revenue growth during 2025, primarily driven by tax processing. The fourth quarter of 2025 included the launch of a significant new franchise partner within the tax processing business. Revenue growth reflected the addition of this partner and continued investment in technology and service capabilities.
During the fourth quarter, the tax processing team focused on partner onboarding and expanding the availability of products and services for the 2026 tax season, including taxpayer advance programs that experienced strong demand during 2025. Margins in the tax processing business were pressured in the fourth quarter due to launch‑related costs associated with the new partner and expenses related to a taxpayer advance product introduced during the quarter.
Money Processing channel revenue was impacted by softness in Consumer Services segment active accounts. Third-party transactions declined in the low single digits during the fourth quarter. Excluding two partners that experienced declines in low‑revenue transactions, third‑party transactions increased in the low to mid‑single digits during the fourth quarter, reflecting Green Dot’s ongoing success in signing up third-party partners that recognize the value in the breadth and convenience of its network. With Money Processing operations more closely integrated with the BaaS channel, Green Dot expects to maintain and continue building a healthy and active pipeline of potential partners. Combining this with recent launches of new cash transfer and digital disbursement partnerships, including Stripe, a solid schedule of launches in the coming months, and continued moderation in the rate of decline in the Consumer segment, Green Dot believes it is well positioned to re-accelerate momentum from previous quarters. Money Processing margins increased slightly year over year due to a favorable transaction mix.
Consumer Services Segment
The Consumer Services segment continued to face revenue pressure during 2025 from reduced marketing spend supporting the direct-to-consumer channel and ongoing headwinds in traditional retail distribution. The fourth quarter of 2025 was also impacted by the absence of breakage revenue recognized in the fourth quarter of 2024. Excluding the impact of that prior year revenue, Consumer Services revenue declined approximately 13% year over year.
Retail channel performance reflected continued consumer migration toward digital banking applications. Green Dot partially mitigated these impacts through expansion within Financial Service Centers (“FSCs”), which contributed to a reduced rate of decline in active accounts and revenue. FSC partners, unlike the traditional retail relationships, are focused on digital and embedded solutions aligned with Green Dot’s BaaS offerings, with the goal of driving deeper, more meaningful banking relationships with customers. Green Dot is preparing to introduce several new FSC partners in 2026, which are expected to help mitigate challenges faced by traditional retail channels. Additionally, there has been a noticeable increase in interest from traditional retail partners regarding digital and embedded solutions. This development is anticipated to enhance engagement and activity across the retail customer base.

Revenue declines in the direct-to-consumer channel were largely attributable to reduced marketing investment during the second half of 2024 and much of 2025, as Green Dot prioritized achieving acceptable returns on marketing investments and advancing its efforts to modernize the user experience and develop new feature functionality. As these initiatives have progressed, Green Dot increased marketing spend in the fourth quarter of 2025.
Segment margins and operating income declined year over year, reflecting lower revenue and higher expenses, primarily related to increased marketing spend in the direct channel. Despite declines in active accounts and revenue, metrics per active account improved, with continued growth in volume and revenue per active.
Corporate and Other Segment
Similar to last quarter, the Corporate and Other segment revenues, consisting primarily of interest income net of partner interest sharing, increased significantly year over year. Results benefitted from interest rate cuts during the second half of 2025, which improved the spread between yields earned on cash and investments and amounts shared with partners. Additionally, Green Dot repositioned a portion of its securities portfolio in 2025 and increased investment in high‑grade floating‑rate securities, contributing to improved yields at Green Dot Bank. Corporate and Other expenses increased year over year, primarily due to higher bonus accruals associated with improved earnings performance and the timing of investments in regulatory infrastructure.

Forward-Looking Statements
This earnings release contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits or costs of the proposed transactions, the plans, objectives, expectations and intentions of Green Dot Corporation (“Green Dot”), CommerceOne, and affiliates of Smith Ventures, including future financial and operating results (including the anticipated impact of the proposed transactions), statements related to the expected timing of the completion of the proposed transactions, the plans, objectives, expectations and intentions of Compass Sub North, Inc., a newly formed Delaware corporation and a direct, wholly-owned subsidiary of CommerceOne (to be renamed “CommerceOne Financial Corporation” as part of the proposed transactions), following the consummation of the proposed transactions (the “combined company” or “New CommerceOne”) described herein, and other statements that are not historical facts. You can identify these forward-looking statements through the use of words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “predicts,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may” and “assumes,” variations of such words and similar expressions of the future or otherwise regarding the outlook for Green Dot’s, CommerceOne’s or the combined company’s future businesses and financial performance and/or the performance of the banking industry and economy in general.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Green Dot, CommerceOne or the combined company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Green Dot or CommerceOne and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication. Many of these factors are beyond Green Dot’s, CommerceOne’s or the combined company’s ability to control or predict, and there is no assurance that any list of risks and uncertainties or risk factors is complete. These factors include, among others, (1) the risk that the cost savings and synergies from the proposed transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to Green Dot’s business and to CommerceOne’s business as a result of the announcement and pendency of the proposed transaction, (3) the risk that the integration of Green Dot’s and CommerceOne’s respective businesses and operations, or the separation of Green Dot’s non-bank fintech businesses from Green Dot Bank, will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, (4) the failure to satisfy the conditions to the closing of the transactions among Green Dot, CommerceOne and Smith Ventures, including the failure to obtain the necessary approvals by the stockholders of Green Dot or CommerceOne, (5) the amount of the costs, fees, expenses and charges related to the transactions, (6) the ability by each of Green Dot, CommerceOne and Smith Ventures to obtain required governmental approvals of the proposed transactions on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company after the closing of the proposed transaction or adversely affect the expected benefits of the proposed transactions, (7) reputational risk and the reaction of Green Dot’s or CommerceOne’s customers, suppliers, employees or other business partners to the proposed transactions, (8) challenges retaining or hiring key personnel following the proposed transactions, (9) any unexpected delay in closing the proposed transactions or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Separation Agreement, (10) the dilution caused by the issuance of shares of the combined company’s common stock in the transaction, (11) the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) risks related to management and oversight of the business and operations of the combined company and the separation of Green Dot’s non-bank fintech business from Green Dot Bank and the combined company, (13) the possibility the combined company is subject to additional regulatory requirements or consent orders as a result of the proposed transactions, (14) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Green Dot, CommerceOne or the combined company, and (15) general competitive, economic, political, regulatory and market conditions and other factors that may affect future results of Green Dot, CommerceOne and the combined company, including changes in asset quality and credit risk; the inability to sustain or achieve revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the ability to raise or maintain liquidity, funding, and capital; the impact, extent and timing of technological changes; capital management activities; fraudulent or other illegal activity involving the products and services of Green Dot, CommerceOne or the combined company; cybersecurity risks, including cyber-attacks or security breaches; fluctuations in operating results; changes in legislation, regulation, policies or administrative practices and the ability to comply with such changes in a timely manner; and changes in the monetary and fiscal policies of the U.S. Government. Additional factors which could affect future results of Green Dot can be found in Green Dot’s filings with the Securities and Exchange Commission (the “SEC”), including in Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Forward-Looking Statements” and “Risk Factors,” and Green Dot’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Green Dot, CommerceOne and Smith Ventures do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.
Important Information About the Transaction and Where to Find It
New CommerceOne filed a registration statement on Form S-4 (File No. 333-293326) with the SEC on February 10, 20261 to register the shares of New CommerceOne common stock that will be issued to CommerceOne stockholders and Green Dot stockholders in connection with the proposed transactions. The registration statement includes a proxy statement of Green Dot and CommerceOne that also constitutes a prospectus of New CommerceOne. When the registration statement becomes effective and the proxy statement/prospectus is in definitive form, the definitive proxy statement/prospectus will be sent to the stockholders of each of Green Dot and CommerceOne in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTIONS AND RELATED MATTERS.
Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Green Dot or New CommerceOne through the website maintained by the SEC at http://www.sec.gov. Documents filed with the SEC by Green Dot will also be available free of charge by
1 Available at https://www.sec.gov/Archives/edgar/data/2103884/000114036126004471/ny20062675x1_s4.htm contacting the investor relations department of Green Dot at IR@greendot.com or by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
Before making any voting or investment decision, investors and security holders of Green Dot and CommerceOne are urged to read carefully the entire registration statement and proxy statement/prospectus, including any amendments thereto, because they contain or will contain important information about the proposed transactions. Free copies of these documents may be obtained as described above.
Participants in Solicitation
Green Dot and CommerceOne and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Green Dot’s stockholders in respect of the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Green Dot and CommerceOne is included in the registration statement. Information regarding Green Dot’s directors and executive officers is also available in Green Dot’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on April 11, 20252 (the “Green Dot 2025 Proxy”), under the headings “Corporate Governance and Director Independence,” “Proposal No. 1 Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Our Executive Officers,” “Executive Compensation” and “Transactions with Related Parties, Founders and Control Persons,” and in Green Dot’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 20253, and in other documents subsequently filed by Green Dot with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Green Dot’s securities by Green Dot’s directors or executive officers from the amounts described in the Green Dot 2025 Proxy have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Green Dot 2025 Proxy and are available at the SEC’s website at www.sec.gov.
No Offer or Solicitation
This communication relates to the proposed transactions and is for informational purposes only and is not intended to, and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted for, among other things, non-operating net interest income and expense; other non-interest investment income earned by its bank; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement gains and charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions or divestitures; amortization attributable to deferred financing costs; impairment charges; extraordinary severance expenses;
2 Available at https://www.sec.gov/Archives/edgar/data/1386278/000138627825000020/gdot-20250411.htm
3 Available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001386278/000138627825000009/gdot-20241231.htm earnings or losses from equity method investments; changes in the fair value of loans held for sale; commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition; realized gains and losses on available-for-sale investment securities; restructuring and other charges; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and loss, and non-GAAP diluted earnings and loss per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology platform and registered bank holding company that builds banking and payment solutions to create value, retain and reward customers, and accelerate growth for businesses of all sizes. For more than two decades, Green Dot has delivered financial tools and services that address the most pressing financial needs of consumers and businesses, and that transform the way people and businesses manage and move money.

Green Dot delivers a broad spectrum of financial products to consumers and businesses through its portfolio of brands, including: GO2bank, a leading digital and mobile bank account offering simple, secure and useful banking for Americans living paycheck to paycheck; the Green Dot Network (“GDN”) of more than 90,000 retail distribution and cash access locations nationwide; Arc by Green Dot, the single-source embedded finance platform combining all of Green Dot’s secure banking and money processing capabilities to power businesses at all stages of growth; rapid! wage and disbursements solutions, providing pay card and earned wage access services to more than 7,000 businesses and their employees; and Santa Barbara TPG (“SBTPG”), the company’s tax division, which processes on average approximately 13 million tax refunds annually.

Founded in 1999, Green Dot has managed more than 80 million accounts to date both directly and through its partners. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations:
IR@greendot.com

Media Relations:
Alison Lubert
SVP, Head of Corporate Communications
alubert@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,421,690	$1,592,391
Restricted cash	44	44
Investment securities available-for-sale, at fair value	—	24,152
Settlement assets	947,497	616,172
Accounts receivable, net	197,248	132,007
Prepaid expenses and other assets	73,275	63,424
Income tax receivable	589	—
Total current assets	2,640,343	2,428,190
Investment securities available-for-sale, at fair value	2,467,843	2,008,650
Loans to bank customers, net of allowance for credit losses of $21,053 and $17,542 as of December 31, 2025 and December 31, 2024, respectively	55,700	31,961
Prepaid expenses and other assets	154,567	242,707
Property, equipment, and internal-use software, net	198,352	188,363
Operating lease right-of-use assets	1,053	10,823
Deferred expenses	789	1,242
Net deferred tax assets	92,188	124,405
Goodwill and intangible assets	374,401	397,941
Total assets	$5,985,236	$5,434,282
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$114,714	$103,765
Deposits	4,416,294	4,010,520
Obligations to customers	284,978	236,616
Settlement obligations	52,916	48,482
Amounts due to card issuing banks for overdrawn accounts	—	84
Other accrued liabilities	153,752	87,675
Operating lease liabilities	325	2,416
Deferred revenue	4,224	6,279
Income tax payable	2,366	6,648
Total current liabilities	5,029,569	4,502,485
Other accrued liabilities	282	1,045
Operating lease liabilities	1,599	8,641
Notes payable	63,541	48,526
Total liabilities	5,094,991	4,560,697

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2025 and December 31, 2024; 55,565 and 54,227 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	56	55
Additional paid-in capital	427,477	408,010
Retained earnings	644,736	743,602
Accumulated other comprehensive loss	(182,024)	(278,082)
Total stockholders’ equity	890,245	873,585
Total liabilities and stockholders’ equity	$5,985,236	$5,434,282

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$415,692	$353,456	$1,565,932	$1,231,458
Cash processing revenues	38,563	33,306	240,186	231,753
Interchange revenues	44,380	49,350	184,595	198,300
Interest income, net	23,980	18,912	89,778	62,365
Total operating revenues	522,615	455,024	2,080,491	1,723,876
Operating expenses:
Sales and marketing expenses	49,803	49,262	207,893	217,210
Compensation and benefits expenses	60,904	61,077	254,376	251,044
Processing expenses	342,604	255,460	1,230,445	887,249
Other general and administrative expenses	94,735	74,848	351,993	370,041
Restructuring and other charges	2,223	—	22,125	—
Total operating expenses	550,269	440,647	2,066,832	1,725,544
Operating (loss) income	(27,654)	14,377	13,659	(1,668)
Interest expense, net	1,580	1,200	6,152	5,506
Other (expense), net	(3,046)	(5,320)	(104,779)	(15,365)
(Loss) income before income taxes	(32,280)	7,857	(97,272)	(22,539)
Income tax expense	14,543	2,754	1,594	4,163
Net (loss) income	$(46,823)	$5,103	$(98,866)	$(26,702)

Basic (loss) income per common share:	$(0.84)	$0.09	$(1.79)	$(0.50)
Diluted (loss) income per common share	$(0.84)	$0.09	$(1.79)	$(0.50)
Basic weighted-average common shares issued and outstanding:	55,492	53,989	55,099	53,527
Diluted weighted-average common shares issued and outstanding:	55,492	55,153	55,099	53,527

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2025	2024
	(In thousands)
Operating activities
Net loss	$(98,866)	$(26,702)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	64,722	63,422
Amortization of intangible assets	20,798	21,277
Provision for uncollectible overdrawn accounts from purchase transactions	12,765	19,762
Provision for loan losses	23,450	27,562
Stock-based compensation	18,703	29,928
Losses in equity method investments	86,870	15,751
Realized loss on available-for-sale investment securities	24,779	—
Amortization of premium and discount on available-for-sale investment securities	377	(1,986)
Impairment of long-lived assets	2,023	4,944
Deferred income tax expense (benefit)	368	(10,356)
Other	3,621	(40)
Changes in operating assets and liabilities:
Accounts receivable, net	(78,006)	(41,628)
Prepaid expenses and other assets	(6,042)	182
Deferred expenses	453	304
Accounts payable and other accrued liabilities	69,390	(19,469)
Deferred revenue	(2,815)	(917)
Income tax receivable/payable	(4,525)	(22)
Other, net	492	(629)
Net cash provided by operating activities	138,557	81,383

Investing activities
Purchases of available-for-sale investment securities	(1,280,914)	(11,845)
Proceeds from maturities of available-for-sale securities	217,579	232,689
Proceeds from sales and calls of available-for-sale securities	730,801	273
Payments for property, equipment and internal-use software	(72,540)	(74,287)
Net changes in loans	(43,188)	(27,857)
Investment in TailFin Labs, LLC	—	(35,000)
Other investing activities	(2,271)	(2,571)
Net cash (used in) provided by investing activities	(450,533)	81,402

Financing activities
Borrowings on notes payable	14,860	49,501
Borrowings on revolving line of credit	—	238,000
Repayments on revolving line of credit	—	(299,000)
Proceeds from exercise of options and ESPP purchases	3,678	4,996
Taxes paid related to net share settlement of equity awards	(2,913)	(2,892)
Net changes in deposits	404,802	717,982
Net changes in settlement assets and obligations to customers	(278,529)	35,636
Deferred financing costs	(623)	(1,075)
Net cash provided by financing activities	141,275	743,148

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(170,701)	905,933
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,592,435	686,502
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,421,734	$1,592,435

Cash paid for interest	$12,372	$12,968
Cash paid for income taxes	$6,097	$13,590

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,421,690	$1,592,391
Restricted cash	44	44
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,421,734	$1,592,435

GREEN DOT CORPORATION
REPORTABLE SEGMENTS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Segment Revenue	(In thousands)
B2B Services	$385,579	$312,146	$1,440,443	$1,081,804
Consumer Services	87,628	107,184	364,314	402,462
Money Movement Services	34,354	29,690	225,268	217,657
Corporate and Other	12,162	2,697	38,679	5,792
Total segment revenues	519,723	451,717	2,068,704	1,707,715
Embedded finance commissions and processing expenses (9)	4,499	4,425	18,043	18,917
Other income (10)	(1,607)	(1,118)	(6,256)	(2,756)
Total operating revenues	$522,615	$455,024	$2,080,491	$1,723,876

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Segment Profit	(In thousands)
B2B Services	$27,852	$27,277	$112,524	$92,374
Consumer Services	32,227	54,803	130,671	161,900
Money Movement Services	4,690	8,727	128,532	122,582
Corporate and Other	(50,759)	(46,966)	(198,162)	(211,470)
Total segment profit *	14,010	43,841	173,565	165,386
Reconciliation to (loss) income before income taxes
Depreciation and amortization of property, equipment and internal-use software	17,192	15,690	64,722	63,422
Stock based compensation and related employer taxes	4,694	5,924	19,170	30,353
Amortization of acquired intangible assets	5,199	4,982	20,798	21,277
Impairment charges	—	1,097	2,023	9,625
Legal settlements and related expenses	1,575	895	6,125	33,791
Restructuring and other charges	2,223	—	22,125	—
Transaction and related acquisition costs	7,440	—	11,278	—
Other expense, net	3,341	876	13,665	8,586
Operating (loss) income	(27,654)	14,377	13,659	(1,668)
Interest expense, net	1,580	1,200	6,152	5,506
Other (expense), net	(3,046)	(5,320)	(104,779)	(15,365)
(Loss) income before income taxes	$(32,280)	$7,857	$(97,272)	$(22,539)
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the businesses primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, transaction losses and fraud management, and customer support and related expenses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Business to Business ("B2B") Services, 2) Consumer Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income, certain other investment income earned by Green Dot's bank, interest profit sharing arrangements with certain BaaS partners (a reduction of revenue), eliminations of inter-segment revenues and expenses, and unallocated corporate expenses, which include Green Dot's fixed expenses, such as salaries, wages and related benefits for its employees and certain third-party contractors, professional services fees, software licenses, telephone and communication costs, rent, utilities, and insurance that are not considered when Green Dot's CODM evaluates segment performance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by Green Dot's CODM when it is evaluating overall consolidated financial results are excluded from its unallocated corporate expenses.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Total operating revenues	$522,615	$455,024	$2,080,491	$1,723,876
Embedded finance commissions and processing expenses (9)	(4,499)	(4,425)	(18,043)	(18,917)
Other income (10)	1,607	1,118	6,256	2,756
Non-GAAP total operating revenues	$519,723	$451,717	$2,068,704	$1,707,715

Reconciliation of Net Income and Loss to Non-GAAP Net Income and Loss (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net (loss) income	$(46,823)	$5,103	$(98,866)	$(26,702)
Stock-based compensation and related employer payroll taxes (3)	4,694	5,924	19,170	30,353
Amortization of acquired intangible assets (4)	5,199	4,982	20,798	21,277
Transaction and related acquisition costs (4)	7,440	—	11,278	—
Amortization of deferred financing costs (5)	160	117	646	243
Impairment charges (5)	—	3,597	2,023	12,125
Legal settlements and related expenses (5)	1,575	895	6,125	33,791
Losses in equity method investments (5)	4,969	3,820	86,870	15,751
Change in fair value of loans held for sale (5)	—	(2)	(152)	(246)
Realized loss on available-for-sale investment securities (5)	—	—	24,779	—
Extraordinary severance expenses (6)	1,416	—	6,880	6,072
Restructuring and other charges (7)	2,223	—	22,125	—
Other expense (income), net (5)	2	(122)	67	(126)
Income tax effect (8)	14,751	(2,123)	(21,977)	(18,533)
Non-GAAP net (loss) income	$(4,394)	$22,191	$79,766	$74,005
Diluted (loss) earnings per common share
GAAP	$(0.84)	$0.09	$(1.79)	$(0.50)
Non-GAAP	$(0.08)	$0.40	$1.41	$1.37

Diluted weighted-average common shares issued and outstanding
GAAP	55,492	55,153	55,099	53,527
Non-GAAP	55,492	55,153	56,701	54,207

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Diluted weighted-average shares issued and outstanding	55,492	55,153	55,099	53,527
Anti-dilutive shares due to GAAP net loss	—	—	1,602	680
Non-GAAP diluted weighted-average shares issued and outstanding	55,492	55,153	56,701	54,207

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Class A common stock outstanding as of December 31:	55,565	54,227	55,565	54,227
Weighting adjustment	(73)	(238)	(466)	(700)
Dilutive potential shares:
Service based restricted stock units	—	1,128	1,532	666
Performance-based restricted stock units	—	18	63	5
Employee stock purchase plan	—	18	7	9
Diluted weighted-average shares issued and outstanding	55,492	55,153	56,701	54,207

Reconciliation of Net Income and Loss to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands)
Net (loss) income	$(46,823)	$5,103	$(98,866)	$(26,702)
Interest expense, net (2)	1,580	1,200	6,152	5,506
Income tax expense	14,543	2,754	1,594	4,163
Depreciation and amortization of property, equipment and internal-use software (2)	17,192	15,690	64,722	63,422
Stock-based compensation and related employer payroll taxes (2)(3)	4,694	5,924	19,170	30,353
Amortization of acquired intangible assets (2)(4)	5,199	4,982	20,798	21,277
Transaction and related acquisition costs (2)(4)	7,440	—	11,278	—
Impairment charges (2)(5)	—	3,597	2,023	12,125
Legal settlements and related expenses (2)(5)	1,575	895	6,125	33,791
Losses in equity method investments (2)(5)	4,969	3,820	86,870	15,751
Change in fair value of loans held for sale (2)(5)	—	(2)	(152)	(246)
Realized loss on available-for-sale investment securities (2)(5)	—	—	24,779	—
Extraordinary severance expenses (2)(6)	1,416	—	6,880	6,072
Restructuring and other charges (7)	2,223	—	22,125	—
Other expense (income), net (2)(5)	2	(122)	67	(126)
Adjusted EBITDA	$14,010	$43,841	$173,565	$165,386

Non-GAAP total operating revenues	$519,723	$451,717	$2,068,704	$1,707,715
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	2.7%	9.7%	8.4%	9.7%

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, extraordinary severance expenses, restructuring and other charges, certain legal settlement and related expenses, earnings or losses from equity method investments, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired;
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies; and
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $4.7 million and $5.9 million for the three months ended December 31, 2025 and 2024, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of the public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for an analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these adjustments to the non-GAAP financial measure is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain expenses that are the result of acquisition or divestiture activities, including a sale in connection with its evaluation of strategic alternatives. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot may also from time to time incur gains or losses from divestitures of a business or other sale activities, as well as professional and legal fees and other direct expenses associated with such transactions. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, legal settlements and related expenses, changes in the fair value of loans held for sale, realized gains and losses on available-for-sale investment securities and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, fair value changes on loans held for sale, and realized gains and losses on available-for-sale investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three months ended December 31, 2025, Green Dot recorded $1.4 million related to extraordinary severance expenses, which were paid out in connection with reductions in force and other extraordinary involuntary terminations of employment. Although severance expenses may arise throughout the fiscal year, Green Dot believes the nature of these extraordinary costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)During the three months ended December 31, 2025, Green Dot recorded $2.2 million for restructuring and other charges related specifically to the closure of its China operations. The expenses primarily include employee severance expenses, and to a lesser extent, lease termination and related charges and other direct costs incurred as a result of its exit plan. Green Dot excludes restructuring and other charges primarily because these costs are not reflective of ongoing operating results, nor are considered normal, recurring cash operating expenses.
(8)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation, the IRC §162(m) limitation that applies to performance-based restricted stock units expense, and valuation allowances related to deferred tax assets as of December 31, 2025.
(9)Represents commissions and certain processing-related costs associated with embedded finance products and services where Green Dot does not control customer acquisition. This adjustment is netted against revenues when evaluating segment performance.
(10)Represents other non-interest investment income earned by Green Dot Bank. This amount is included along with operating interest income in Green Dot's Corporate and Other segment since the yield earned on these investments are generated on a recurring basis and earned similarly to its investment securities available-for-sale.